Exhibit 99.1

Earnings Per Share Increased 11 Percent at the Pepsi Bottling Group in 2nd Quarter; Company Raises Full-Year Earnings Guidance

     SOMERS, N.Y.--(BUSINESS WIRE)--July 7, 2005--The Pepsi Bottling Group, Inc. (NYSE: PBG) today reported second quarter 2005 net income of $148 million, or diluted earnings per share (EPS) of $0.59. This compares to reported net income in second quarter 2004 of $142 million, or $0.53 per diluted share.

     -- PBG grew its worldwide physical case volume by three percent in the second quarter on a constant territory basis. The Company's U.S. and Canada operations each delivered a one-percent volume improvement and its European business generated nine-percent volume growth. In Mexico, physical case volume improved significantly, up eight percent on a year-over-year basis.

     -- The Company continued its solid performance in the area of net revenue per case growth. Reported net revenue per case was up three percent for the quarter, both worldwide and in the U.S.

     -- Reported operating income increased six percent in the second quarter, with strong performances from PBG's businesses in the U.S., Canada and Mexico. Foreign currency translation accounted for one point of that growth.

     -- Based on the Company's strong performance during the first half of the year, PBG is raising its full year pro forma operating income growth expectations to a range of three to five percent. Correspondingly, PBG expects pro forma diluted EPS for the year to be $1.82 to $1.88, excluding the impact of the 53rd week. (See Editor's Note.)

     "During the second quarter, we continued to deliver on our objective of solid topline growth across our businesses," said John T. Cahill, PBG Chairman and Chief Executive Officer. "We are pleased with our performance in the U.S. While our overall carbonated soft drink business was soft, new products boosted our volume performance. The launch of Pepsi Lime and Tropicana Twister as well as the continued rollout of Aquafina FlavorSplash, Aquafina Sparkling and Lipton Iced Tea lifted our volume for the quarter. We also delivered net revenue per case improvement in the U.S. and worldwide."
     Cahill continued, "Mexico delivered strong results in the second quarter with profits nearly doubling year-over-year. Despite continuing challenges in the Mexico City area, our overall business performed well and we're realizing the benefits from the productivity initiatives we executed over the past two years, which fueled our profit growth. We have a robust calendar of activities in place to drive consumer excitement for the balance of the year, including new in-and-out product and package innovation."
     "In Europe, we posted another consecutive quarter of strong volume growth. Double-digit growth in Russia was led by strong sales of Pepsi, AquaMinerale, Tropicana and Lipton Iced Tea. Strong topline growth in Turkey continued with a double-digit volume increase in Pepsi and excellent growth in Lipton Iced Tea and Aquafina. In Spain, volume improved as the quarter came to a close, finishing up two percent. Our innovation calendar in Europe is quite strong for the balance of year with new products and packages planned for each of our territories."
     PBG's physical case volume in the U.S. grew one percent in the second quarter on a constant territory basis. (Constant territory calculations assume all significant acquisitions made in 2004 were made at the beginning of 2004 and exclude all significant acquisitions made in 2005.) Growth in the Company's foodservice business helped to drive cold drink volume, which was up one percent for the quarter. Volume in the take-home segment was slightly positive. PBG's non-carbonated portfolio continued to perform well, with Aquafina returning to double-digit growth.
     The volume trends in Canada were similar to those in the U.S. Cold drink volume improved two percent and take-home volume was flat. Volume in PBG's Europe territories grew nine percent, led again by Russia. In Mexico, physical case volume grew eight percent for the quarter with water sales up significantly. Bottled water volume increased 20 percent and jug water volume grew 15 percent. Volume of carbonated soft drinks (CSDs) in Mexico was up one percent.
     The Company's reported net revenue per case growth in the U.S. was three percent in the second quarter. Rate increases contributed roughly 75 percent of this growth while mix added the remaining quarter. PBG's Canada business also turned in solid net revenue per case improvement.
     Reported operating income in the second quarter grew six percent on a worldwide basis. Cost of goods sold (COGS) per case was up five percent in the second quarter, with foreign currency translation accounting for about one point of that growth.
     During the second quarter, PBG repurchased 4.5 million shares of common stock. Since the inception of the Company's share repurchase program in October 1999, 92.4 million shares have been repurchased.
     PBG is increasing its financial guidance for the full year. In fiscal 2005, PBG now expects to achieve pro forma diluted EPS of $1.82 to $1.88, which excludes the impact of the 53rd week. (See Editor's Note.) The Company's worldwide constant territory volume expectations are unchanged with anticipated growth of two to three percent for the year. Pro forma operating income will likely be up three to five percent for the year. These projections also exclude the impact of the 53rd week. PBG expects net cash provided by operations less capital expenditures to be approximately $500 million, with capital expenditures in the range of $675 to $725 million.
     The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. To receive company news releases by e-mail, please visit www.pbg.com.
     Listen in live to PBG's second quarter 2005 earnings discussion with financial analysts on July 7th at 11 a.m. (EDT) at http://www.pbg.com.

     Editor's Note: PBG's fiscal year ends on the last Saturday in December and, as a result, a 53rd week will be added to the fiscal year 2005. Fiscal 2004 had 52 weeks.

     Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports.


                    THE PEPSI BOTTLING GROUP, INC.
                  RECONCILIATION OF NON-GAAP MEASURES

Impact of 53rd Week
-------------------

    In 2005, our fiscal year will include a 53rd week, while fiscal year 2004 consisted of 52 weeks. Our U.S. and Canadian operations report on a fiscal year that consists of 52 weeks, ending on the last Saturday in December. Every five or six years a 53rd week is added. Our other countries report on a calendar-year basis. In order to provide comparable guidance for 2005, we have excluded the impact of the 53rd week from our outlook. The table below provides pro forma disclosure by excluding the projected impact of the 53rd week in 2005:

                         Pro Forma
                      Forecasted 2005                  Forecasted 2005
                        Versus 2004    Impact of 53rd    Versus 2004
                          Growth            Week           Growth
Worldwide Constant
  Territory Volume       2% to 3%            1%           3% to 4%
Worldwide Operating
 Income                  3% to 5%            1%           4% to 6%

                      Pro Forma Full-                      Full-Year
                      Year Forecasted  Impact of 53rd  Forecasted 2005
                       2005 Results         Week           Results
Diluted Earnings Per
 Share                $1.82 to $1.88   $0.02 to $0.03  $1.84 to $1.91


                    THE PEPSI BOTTLING GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           in millions, except per share amounts, unaudited

                                    12 Weeks Ended    24 Weeks Ended
                                   ----------------- -----------------
                                   June 11, June 12, June 11, June 12,
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------

Net revenues                       $ 2,862  $ 2,675  $ 5,009  $ 4,742
Cost of sales                        1,495    1,378    2,611    2,429
                                   -------- -------- -------- --------

Gross profit                         1,367    1,297    2,398    2,313
Selling, delivery and
 administrative expenses             1,064    1,011    1,975    1,890
                                   -------- -------- -------- --------

Operating income                       303      286      423      423
Interest expense, net                   58       53      113      108
Other non-operating expense, net         1        2        1        2
Minority interest                       17       15       23       21
                                   -------- -------- -------- --------

Income before income taxes             227      216      286      292
Income tax expense                      79       74       99      100
                                   -------- -------- -------- --------

Net income                         $   148  $   142  $   187  $   192
                                   ======== ======== ======== ========


Basic earnings per share           $  0.61  $  0.55  $  0.76  $  0.74
                                   ======== ======== ======== ========

Weighted-average shares
 outstanding                           245      258      246      259


Diluted earnings per share         $  0.59  $  0.53  $  0.74  $  0.72
                                   ======== ======== ======== ========

Weighted-average shares
 outstanding                           252      267      253      268


                    THE PEPSI BOTTLING GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        in millions, unaudited

                                                      24 Weeks Ended
                                                     -----------------
                                                     June 11, June 12,
                                                       2005     2004
                                                     -------- --------
Cash Flows - Operations
  Net income                                         $   187  $   192
  Adjustments to reconcile net income to net cash
   provided by operations:
     Depreciation                                        274      258
     Amortization                                          7        6
     Changes in working capital and other non-cash
      charges                                           (230)     (72)
  Pension contributions                                  (20)     (51)
  Other, net                                             (32)     (20)
                                                     -------- --------

Net Cash Provided by Operations                          186      313
                                                     -------- --------

Cash Flows - Investments
  Capital expenditures                                  (271)    (270)
  Sale of investment in a non-controlled
   entity/(Acquisitions of bottlers)                       5       (7)
  Proceeds from sale of property, plant and
   equipment                                              12        5
                                                     -------- --------

Net Cash Used for Investments                           (254)    (272)
                                                     -------- --------

Cash Flows - Financing
  Borrowing activities, net                              209     (791)
  Dividends paid                                         (25)      (5)
  Treasury stock transactions                           (214)    (233)
                                                     -------- --------

Net Cash Used for Financing                              (30)  (1,029)
                                                     -------- --------

Effect of Exchange Rate Changes on Cash and Cash
 Equivalents                                               1       (2)
                                                     -------- --------

Net Decrease in Cash and Cash Equivalents                (97)    (990)
Cash and Cash Equivalents - Beginning of Period          305    1,235
                                                     -------- --------

Cash and Cash Equivalents - End of Period            $   208  $   245
                                                     ======== ========


                    THE PEPSI BOTTLING GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 in millions, except per share amounts

                                               June 11,   December 25,
                                                 2005         2004
                                             ------------ ------------
Assets                                        (unaudited)
Current Assets
  Cash and cash equivalents                  $       208  $       305
  Accounts receivable, net                         1,323        1,054
  Inventories, net                                   515          427
  Prepaid expenses and other current assets          313          253
                                             ------------ ------------
     Total Current Assets                          2,359        2,039

Property, plant and equipment, net                 3,550        3,581
Other intangible assets, net                       3,637        3,639
Goodwill                                           1,424        1,416
Other assets                                         109          118
                                             ------------ ------------
     Total Assets                            $    11,079  $    10,793
                                             ============ ============

Liabilities and Shareholders' Equity
Current Liabilities
  Accounts payable and other current
   liabilities                               $     1,457  $     1,373
  Short-term borrowings                              328          155
  Current maturities of long-term debt                90           53
                                             ------------ ------------
     Total Current Liabilities                     1,875        1,581

Long-term debt                                     4,479        4,489
Other liabilities                                    960          914
Deferred income taxes                              1,401        1,415
Minority interest                                    468          445
                                             ------------ ------------
     Total Liabilities                             9,183        8,844
                                             ------------ ------------

Shareholders' Equity
  Common stock, par value $0.01 per share:
     Authorized 900 shares, issued 310
      shares                                           3            3
  Additional paid-in capital                       1,714        1,719
  Retained earnings                                2,043        1,887
  Accumulated other comprehensive loss              (320)        (315)
  Deferred compensation                                -           (1)
  Treasury stock: 67 shares and 61 shares at
   June 11, 2005 and December 25, 2004,
    respectively, at cost                         (1,544)      (1,344)
                                             ------------ ------------
     Total Shareholders' Equity                    1,896        1,949
                                             ------------ ------------
        Total Liabilities and Shareholders'
         Equity                              $    11,079  $    10,793
                                             ============ ============


     CONTACT: The Pepsi Bottling Group, Inc.
              Public Relations:
              Kelly McAndrew, 914-767-7690
               or
              Investor Relations:
              Mary Winn Settino, 914-767-7216